QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in this Registration Statement on Form F-3/A of our report dated June 18, 2010 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in Danaos Corporation's Annual Report on Form 20-F for the year ended December 31, 2009. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers S.A.

Athens, Greece
October 8, 2010

QuickLinks

  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM